UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1 – 8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

       Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

        (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Explanatory Note

On April 10, 2012, the Registrant filed a Current Report on Form 8-K (the “Initial Form 8-K”).  The Registrant is filing this amendment to the Initial Form 8-K for the sole purpose of filing the agreement referenced below in Item 5.02.  The text of Item 5.02 is unchanged from the Initial Form 8-K.

INFORMATION INCLUDED IN THE REPORT

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the resignation of Robert J. Whelan from his position as Vice President, Treasurer and Chief Financial Officer of the Registrant, as previously reported on Form 8-K filed on March 15, 2012 (S.E.C. File No. 1-8100), the Registrant and Mr. Whelan entered in a separation agreement on April 5, 2012 (the “Agreement”). Under the Agreement, the Registrant will pay Mr. Whelan cash severance amounts through March 15, 2013 totaling $1.25 million and provide health coverage continuation and other benefits with a value of approximately $50,000.  The Agreement includes a general release of claims by Mr. Whelan and non-solicitation, non-disclosure, non-disparagement and cooperation undertakings by Mr. Whelan.

Item 9.01.

Exhibits

10.1

Separation Agreement, dated April 5, 2012, by and between the Registrant and

Robert J. Whelan

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  Report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

 (Registrant)

Date:

April 15, 2013

/s/ Laurie G. Hylton

Laurie G. Hylton, Chief Financial Officer &

Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.

Description

10.1

Separation Agreement, dated April 5, 2012, by and between the Registrant and Robert J. Whelan

Exhibit 10.1

Eaton Vance Management

Two International Place

Boston, MA  02110

(617) 482-8260

www.eatonvance.com

April 5, 2012

REVISED

Mr. Robert J. Whelan

2 Avery Street, #24C

Boston, MA 02111

Re: Separation Agreement and General Release of Claims

Dear Bob:

This letter sets forth our mutual understanding regarding your departure from Eaton Vance Management (the “Company”).  Your last day of employment will be March 12, 2012 (the “Termination Date”).  The Company will pay you for all work performed for the Company through the Termination Date, including any vacation time you accrued but did not use as of the Termination Date.  Your participation in the Company's life and disability insurance plans will end as of the Termination Date.  To assist you in your transition to other employment, the Company is offering you the following severance benefits in exchange for your agreement to the undertakings set forth below, including a general release of claims.

Enclosed please find information about unemployment insurance benefits.  You can find additional information concerning unemployment benefits by logging onto the Massachusetts Division of Employment Assistance website:  http://www.detma.org/WSHowToFile.htm.

A.

Severance Benefits

1.

The Company will continue to pay you your base pay at a bi-weekly rate of twelve thousand three hundred and seven dollars and sixty-nine cents ($12,307.69) through March 15, 2013.  Payments will be reduced by any taxes and other amounts that the Company is legally required to withhold.  Payments will be made, in arrears, in the form of salary continuation at the Company's regular payroll periods, beginning with the Company's next regular payday no later than fourteen (14) days after the Effective Date of this Agreement, as defined in Section C below.  The first payment will be retroactive to the Termination Date.

2.

On April 1, 2012, you will become COBRA eligible.  If you elect COBRA, you will be required to pay the same portion of your medical and dental premiums as you currently pay as an employee.  Eaton Vance will pay the remainder of your COBRA premiums either at the same amount as it contributes for its active employees or, if greater, at the amount it contributed for the same class of coverage at your Termination Date from April 1, 2012 until the earlier of the day your COBRA continuation coverage ends (for example because you become eligible for benefits under another employer’s health insurance plan) or March 31, 2013.  Commencing on April 1, 2013 you will be responsible for paying your full COBRA premiums.  You will receive information in the mail from Benefit Concepts regarding your rights under COBRA and how to elect continuation of coverage and the time period for which you are eligible for coverage.

3.

You will be paid a separation payment of $930,000.00 which will be paid in quarterly installments.  The first payment of $232,500.00 will be made on June 22, 2012; the second payment of $232,500.00 will be made on September 28, 2012; the third payment of $232,500.00 will be made on December 21, 2012; and the final payment of $232,500.00 will be made on March 15, 2013.  Payments will be reduced by any taxes and other amounts that the Company is legally required to withhold and by any amount you owe the Company.

4.

You will also be entitled to outplacement services through Essex Partners.  If you wish to use those services, please contact Gary Blongiewicz at (781) 221-7900 to set up an appointment.

You acknowledge that you are receiving the benefits outlined in this section in consideration, the sufficiency of which is hereby acknowledged, for releasing and waiving your rights to claims referred to below and that you would not otherwise be entitled to receive the benefits outlined herein.

B.

Your Undertakings

1.

In General

You agree that the payments and benefits provided by the Company described in this Agreement shall be in full and complete satisfaction of any and all sums which are now or might hereafter become owing to you for services rendered by you during your employment or in connection with your termination of employment. You acknowledge that you have received from the Company all wages, expense reimbursements, accrued but unused vacation pay, and incentive compensation of all types due and owing to you by the Company.  You acknowledge this Agreement does not constitute an admission of wrongdoing of any kind by the Company and agree that you have not suffered any wrongdoing by the Company.  You acknowledge and agree that you have not suffered any discrimination or harassment based on any category protected by law including, but not limited to, age, religion, race, gender, sexual orientation, national original, and disability, and that you have not been retaliated against in any way or for any reason, by the Company.  You acknowledge and represent that the Company has not violated or denied you any right under the Family Medical Leave Act (FMLA), or any other federal, state or local law, statute or ordinance. You acknowledge and agree that the Company has not interfered with, restrained, or denied the exercise of or the attempt to exercise any rights under the FMLA, and that the Company has not discriminated against or retaliated against you in any way regarding the exercise of any rights under the FMLA. You agree that your separation from the Company is final, and that the Company has no obligation to consider you for rehire or reinstatement.  You represent that all of the factual representations made herein, which induced the Company to enter into this Agreement, are true in all material respects.

2.

Non-Disparagement

You represent and affirm that you have not, at any time through the date you execute this Agreement, disparaged the Company or any of the people or organizations associated with it currently or in the past and that you have not otherwise done or said anything that would harm its business or reputation.  You agree that you will not, at any time following the execution of this Agreement, disparage the Company or any of the people or organizations associated with it currently, in the past, or in the future, and that you will not otherwise do or say anything that would harm its business or reputation.  The Company agrees that it will not authorize the making of any statement that disparages you or your reputation in the community.

3.

Return of Documents and Property

In signing this Agreement you represent that you have returned to the Company any and all Confidential Information as that term is defined in Section B.4.(c) below and other documents, materials and information related to the business, whether present or otherwise, of the Company and its affiliates, and all copies, and all keys, credit cards, computers, phone, and other tangible property of the Company and its affiliates, in your possession or control.

4.

Non-Solicitation and Non-Disclosure of Confidential Information

(a)

Non-Solicitation

For one (1) year following the Termination Date, you agree that you shall not, in any capacity, directly or indirectly (i) divert, entice, or otherwise take away, or attempt to divert, entice, or otherwise take away, directly or indirectly, the business or patronage of any client of the Company and/or its affiliates, including without limitation Eaton Vance Corp., Eaton Vance Distributors, Inc., Eaton Vance Acquisitions and all of their parent and subsidiary companies (“Eaton Vance”), new clients that you or others at Eaton Vance developed or sought to develop while you were employed by the Company, or any other Eaton Vance account, person or entity to whom Eaton Vance provides Services, as defined in Section B.4.(c) of this Agreement, now or provided Services during the course of your employment (collectively, “Clients”) with which you had direct contact during the course of your employment, or any former Client who has been a Client within six months prior to the Termination Date (“Former Client”) with which you had direct contact during the course of your employment, or any prospective Client which Eaton Vance was actively soliciting through meetings or other marketing-related activities during the twelve months prior to the Termination Date (“Prospective Client”) with which you had direct contact during the course of your employment; (ii) solicit or induce any person or entity for the purpose of causing such person or entity not to engage Eaton Vance for Services, or solicit or induce any Client with which you had direct contact during the course of your employment to terminate its relationship with or Services by Eaton Vance, or attempt to do any of the foregoing; or (iii) solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee, agent or consultant hired by Eaton Vance and employed during the term of your employment to terminate its, his or her relationship with Eaton Vance, or directly or indirectly hire any such person, agent or consultant, or former person, agent or consultant.

You acknowledge and agree that this restriction is a necessary and reasonable means of further protecting Eaton Vance’s Confidential Information as defined in Section B.4.(c) of this Agreement, and its good will, including its valuable relationships with its Clients.

Notwithstanding the foregoing terms, nothing herein shall otherwise restrict or limit you from providing investment advisory and investment management Services following the termination of your employment that are not expressly prohibited by the restrictions herein.

(b)

Non-Disclosure of Confidential Information

Except as expressly directed by the Company, and except as required by law, you agree that you shall not, at any time, disclose Confidential Information, as defined in the following paragraph, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall you make use of any such Confidential Information for your own purposes or for the benefit of any person, firm, corporation or other entity under any circumstances during or after the term of your employment; provided that if applicable law restricts the duration of the confidentiality obligations set forth in this Section for Confidential Information that is not also a trade secret under applicable law, the confidentiality obligations concerning Confidential Information shall remain in effect for a period of two (2) years from the Termination Date, but shall be perpetual as to trade secrets; and provided further that if you believe you are required by law to disclose any Confidential Information, before doing so you shall provide the Company, through its Chief Legal Officer, with no less than five (5) business days written notice of your intent to disclose Confidential Information, including a description of the facts and circumstances which cause you to believe you are required by law to disclose Confidential Information.

(c)

Definitions

You agree that for purposes of this Agreement, the term “Services” shall mean investment advisory or investment management services of any kind provided to individuals, institutions or other entities.

You agree that for purposes of this Agreement, “Confidential Information” shall mean all Information acquired by you from Eaton Vance, its other employees, its suppliers or customers, its agents or consultants, or others, during your employment by the Company, that relates to Clients, Former Clients or Prospective Clients, names of clients, performance records, presentation materials, present or potential businesses, products, operations or Services of Eaton Vance, as well as any other Information which is actually confidential and is designated by Eaton Vance as confidential or which a reasonable person would understand from the circumstances to be confidential.  Notwithstanding the foregoing definition, Confidential Information shall not include information: that you can establish was known to you before you became employed by the Company; that is or becomes part of the public domain or is accessible from publicly available sources, other than through a breach of this Agreement or breach of any other obligation of confidentiality to the Company; or was authorized for nonconfidential disclosure by an authorized executive officer of the Company other than you.

You also agree that for purposes of this Agreement, the term “Information” shall mean all forms and types of financial, client, business, marketing, operations, scientific, technical and economic information, whether tangible or intangible, including without limitation, strategies, analyses, patterns, plans, compilations, devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, codes, know-how, computer software, databases, product names or marks, marketing materials or programs, plans, specifications, shop-practices, client lists, customer lists, supplier lists, engineering and manufacturing information, price lists, costing information, employee and consulting relationship information, accounting and financial data, profit margin, marketing and sales data, strategic plans, trade secrets and all other proprietary information, irrespective of the medium in which such information is memorialized or communicated.

(d)

Severability, Enforcement and Remedies

You agree that if any of the provisions of this Section 4 shall be deemed invalid or unenforceable or are prohibited by the laws of the state or place where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court having jurisdiction over this Agreement. You and the Company agree that this Section B.4., as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

You agree and acknowledge that the Company will suffer irreparable injury and damage and cannot be reasonably or adequately compensated in monetary damages if you violate the provisions of Section B.4. of this Agreement.  Accordingly, the Company shall be entitled, in addition to all other remedies which may be available to it (including monetary damages), to injunctive and other available equitable relief, without bond, in any court of competent jurisdiction to enforce, prevent or otherwise restrain or terminate any actual or threatened breach, default or violation by you of any provision contained in Section 4 of this Agreement.

(e)

Representation of Compliance With Section B.4. Through Date of Execution

You represent and affirm that you have not at any time, other than as expressly directed by Eaton Vance: (i) solicited or attempted to solicit the business or patronage of any Clients, Former Clients or Prospective Clients; (ii) diverted, enticed, or otherwise taken away from Eaton Vance the business or patronage of any Client, or attempted to do so; (iii) solicited or induced any person or entity for the purpose of causing such person or entity not to engage Eaton Vance for Services, or solicited or induced any Client to terminate its relationship with or Services by Eaton Vance, or attempted to do any of the foregoing; (iv) contacted, in connection with the Services or the marketing or sale of Services, whether directly or indirectly, any Client, Former Client or Prospective Client; (v) solicited or induced, or attempted to solicit or induce, directly or indirectly, any employee, agent or consultant hired by Eaton Vance and employed during the term of your employment to terminate its, his or her relationship with Eaton Vance, or directly or indirectly hired any such person, agent or consultant, or former person, agent or consultant; or (vi) disclosed Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever nor used any such Confidential Information for your own purposes or for the benefit of any person, firm, corporation or other entity under any circumstances.

5.

Confidentiality

The terms of this Agreement, except only those terms that are specifically disclosed in a Form 8-K or other required disclosures filed by the Company, are confidential and you agree not to make any of them public or otherwise known to any third party hereafter except as required by law or valid legal process, or as specifically provided herein.  Except as expressly set forth herein, if you discuss this separation package with anyone, you shall have no further right to receive the severance payments.  Your promise of confidentiality shall not include statements you make to your attorney, tax advisor, accountant, or spouse.  Should you disclose any of the terms of this Agreement to your attorney, tax advisor, accountant, or spouse, you agree to use your best efforts to ensure that those individuals abide by the confidentiality terms of this section. In the event that an action is brought pursuant to this section, all of the remaining provisions of this Agreement shall remain in full force and effect.

6.

Non-Admission

You understand that by entering into this Agreement, the Company is not admitting in any way that it violated any legal obligation that it owed to you or to any other person.  To the contrary, the Company’s willingness to enter into this Agreement demonstrates that it is continuing to deal with you fairly and in good faith.

7

Cooperation in Future Matters

You agree to cooperate with the Company at all times in the future in connection with any regulatory investigation or proceeding, or any lawsuit or business matter involving the Company which the Company deems in its sole and reasonable discretion to require your assistance, including, but not limited to, preparation for and testimony at depositions, hearings, and trials, for matters currently pending as well as for those which may arise following the signing of this Agreement.  The Company agrees to reimburse you for reasonable lost income and reasonable travel expenses associated with your providing such cooperation.

8.

General Release of Claims

The Company requests that you carefully consider the terms of this Agreement, including the General Release of Claims set forth below.

In exchange for the severance payments and other benefits to be provided you under this Agreement, which you acknowledge are in excess of what you are otherwise entitled to receive, you agree that these benefits shall be in settlement of, and release the Company and its affiliates, including without limitation Eaton Vance Corp., Eaton Vance Distributors, Inc., Eaton Vance Acquisitions, all of their parent and subsidiary companies, and all of their respective past and present directors, trustees, officers, shareholders, employees, agents, successors and assigns, and all others connected with any of them, both individually and in their official capacities (the “Releasees”), from any and all causes of action, rights or claims that you have had in the past, now have or might now have arising out of your employment and its termination, including, without limiting the foregoing, any claims pursuant to the Age Discrimination in Employment Act as amended by the Older Worker Benefit Protection Act, Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans With Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, the Rehabilitation Act, the Employee Retirement Income Security Act of 1974, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act, the Massachusetts Fair Employment Practices Act, or any other federal, state or local employment law, regulation or other requirement, or pursuant to any common law claim, including without limitation, claims for wrongful termination, defamation, intentional infliction of emotional distress, intentional interference with contract, negligent infliction of emotional distress, or personal injury, or for breach of any written or oral contract, agreement or understanding between you and the Releasees or any of them (the “Released Claims”), excepting only claims that can not be waived as a matter of law such as those in the nature of workers’ compensation, claims for vested benefits, and claims to enforce this Agreement.

Nothing in this Agreement shall be construed to affect any federal, state or local government commission’s or agency’s (the “Government Agency”), including without limitation the Equal Employment Opportunity Commission’s, independent right and responsibility to enforce the law. You understand, however, that, while this Agreement does not affect your right to file a charge or participate in an investigation or proceeding conducted by any Government Agency, it does bar any claim you might have to receive monetary damages in connection with any Government Agency proceeding concerning matters covered by this Agreement.

You acknowledge and agree that the severance benefits provided to you under this Agreement are more beneficial to you than what you would receive if you asserted your rights under the Uniformed Services Employment and Reemployment Rights Act of 1994.

9.

ADEA Provisions

By execution of this Agreement, you expressly waive any and all claims relating to age discrimination and release any rights you may have under the Age Discrimination in Employment Act of 1967 (ADEA) and:

(a)  You acknowledge that you read this Agreement in its entirety.  You understand all of the terms of this Agreement and you knowingly and voluntarily assent to all of the terms and conditions contained herein, including without limitation, the waiver and release, and that your waiver of rights or claims arising under the ADEA is in writing and is understood by you;

(b)  You expressly understand that by execution of this Agreement, you do not waive any rights or claims that may arise after the date this Agreement is executed;

(c)  You acknowledge that the waiver of your rights on claims existing under the ADEA is in exchange for the severance benefits outlined in Section A above, which is in excess of any severance or other benefits which you may have been entitled to receive in connection with the termination of your employment;

(d)  You acknowledge that the Company expressly advised you to consult with an attorney of your choosing prior to executing this Agreement and the waiver and release set forth in Section B.8 above;

(e)  You have been advised by the Company that you have been given a period of not less than twenty-one (21) days from the Termination Date within which to consider this Agreement, including the waiver and release set forth in Section B.8, above.  You hereby acknowledge that if you choose to execute this Agreement before the expiration of the 21-day period, you do so freely, voluntarily, and with full knowledge of your rights;

(f)  You acknowledge that you have been advised by the Company that you are entitled to revoke this Agreement, including the waiver and release within seven (7) days after you execute it, and that this Agreement, including the waiver and release, will not and does not become effective or enforceable until the seven (7) day revocation period has expired.

10.

Severability

In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

C.

Acknowledgments; Return Date

Except as specifically described in this Agreement, this letter constitutes the entire agreement between you and the Company and replaces all prior and contemporaneous agreements, communications and understandings, whether written or oral, with respect to your employment and its termination and all related matters.

The Company wants to be certain that this Agreement will resolve any and all concerns that you might have and therefore requests that you carefully consider the terms of this Agreement, including the General Release of Claims set forth in this document, and encourages you to seek the advice of an attorney before you sign this Agreement. In signing this Agreement, you give the Company your assurance that you have had a full and reasonable opportunity to consider its terms; that you have read and understand all of those terms; and that your acceptance of this Agreement is knowingly, freely and voluntarily given.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its or any other state’s rules regarding conflicts of laws or choice of laws.

The original Separation Agreement and General Release of Claims was dated and given to you by Eaton Vance Management on March 12, 2012.  The original Separation Agreement provided you the required twenty-one days (21) to consider whether to sign the Agreement which would have been no later than April 2, 2012.  In an email from Fred Marius dated March 30, 2012, the revised Separation Agreement  extended the consideration period to April 13, 2012. Eaton Vance Management hereby agrees to extend that date no later than April 13, 2012.  If the terms of this Agreement are acceptable to you, please sign and return this Agreement to me no later than April 13, 2012.   You acknowledge and agree that if you decide to sign and return this Agreement before April 13, 2012, this is a decision made by you voluntarily and you freely and knowingly have chosen not to wait until April 13, 2102 to sign the Agreement.  You may revoke this Agreement at any time during the seven (7) day period immediately following the date of your signing either by delivering a signed revocation letter to me or mailing such a letter to me so that it is postmarked no later than seven (7) days after you sign this Agreement.  If you do not revoke this Agreement, then, at the expiration of that seven-day period, this Agreement shall take effect as a legally binding agreement between you and the Company on the basis set forth above (the “Effective Date”).  If you do not deliver or mail to me a signed copy of this Agreement by April 13, 2012, or if you sign and revoke this Agreement within seven (7) days after you sign, as set forth above, we will assume you reject this Agreement and you will not receive the severance benefits outlined above. The enclosed copy of this Agreement, which you should also sign and date, is for your records.

Formalities aside, Bob, I want to take this opportunity to thank you for your efforts on behalf of the Company and to sincerely wish you the best in your future endeavors.  If you should have any questions, please call me.

Sincerely,

EATON VANCE MANAGEMENT

By:  /s/ Mark D. Burkhard

Mark D. Burkhard

Vice President, Human Resources

Hereunto duly authorized

I, the undersigned, having had the time to reflect, freely accept the above Agreement.  I acknowledge and agree that no Company representative has made any representation to or agreement with me relating to this Agreement which is not contained in the express terms of this Agreement.  I acknowledge and agree that my execution and delivery of this Agreement is based upon my independent review of this Agreement, and I hereby expressly waive any and all claims or defenses by me against the enforcement of this Agreement which are based upon allegations or representations, projections, estimates, understandings or agreements by the Company or any of its representatives or any assumptions by me that are not contained in the express terms of this Agreement.

Accepted and agreed:

/s/ Robert J. Whelan

Robert J. Whelan

Date: April 5, 2012